UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

AIT Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55759	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Gate Blvd., Suite 320 Garden City, NY 11530
(Address of Principal Executive Office)

516-665-8200

(Registrant’s telephone number, including area code)

500 Mamaroneck Avenue, Suite 320

Harrison, NY 10528

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02 Results of Operations and Financial Condition

On August 14, 2018, AIT Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2018. The full text of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any of them be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of David Grossman:

On August 13, 2018, David Grossman a member of the Company’s Board of Directors (“Board”) and the Company’s secretary notified the Company that he was resigning from the Board and as secretary effective August 13, 2018. Mr. Grossman did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of William P. Forbes:

Effective August 13, 2018, the Board appointed William P. Forbes, Pharm.D. to the board to fill the vacancy created by Mr. Grossman’s resignation.

Dr. Forbes is 56 years old and since June 2016, has been the president and chief executive officer of Vivelix Pharmaceuticals, Ltd., a clinical-stage pharmaceutical company, founded by Dr. Forbes that focuses on gastrointestinal diseases. From 2005 to 2015, Dr. Forbes served as the Chief Development Officer and also Head of Medical and R&D for Salix Pharmaceutical, Inc. Prior to his employment with Salix Pharmaceuticals, Dr. Forbes spent 15 years in Clinical Development & Regulatory Affairs and Clinical Research at a number of global pharmaceutical companies. From 2015 to 2016, Dr. Forbes was an independent consultant.

There are no family relationships between Dr. Forbes and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Dr. Forbes has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Dr. Forbes and any other persons pursuant to which he was selected to be a director.

Adoption of the Amended and Restated 2013 Equity Incentive Plan:

On August 13, 2018, the Board approved the Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance share awards, and other stock-based awards, collectively, the “stock awards.” Stock awards may be granted under the 2013 Plan to our employees, directors and consultants, other than incentive stock options which may only be granted to employees of the Company.

The maximum number of shares of common stock available for issuance under the 2013 Plan is 1,500,000 shares.

The 2013 Plan is scheduled to terminate on August 13, 2028. No stock awards shall be granted pursuant to the 2013 Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to the 2013 Plan. No stock awards may be granted under the Plan while the Plan is suspended or after it is terminated.

The 2013 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the 2013 Plan.

Grant of Options:

On August 13, 2018, the Board approved the issuance of options to purchase 927,000 shares of the Company’s common stock at $4.25 per share, of which options to purchase shares of common stock were granted to the following officers and directors:

Name	Number of Shares issuable pursuant to Options
Steven Lisi (CEO)	400,000
Amir Avniel (COO)	250,000
Erick Lucera (Director)	25,000	*
Yoori Lee (Director)	25,000	*

The options granted to Erik Lucera and Yoori Lee vest as to 25% of the shares on December 31, 2018 and on December 31 on each of the three ensuing years thereafter until vested in full (provided that the last vesting date shall occur on the date before the option expires). The Options were granted pursuant to the 2013 Plan.

The options granted to Steven Lisi and Amir Avniel vest as to 25% of the shares on August 13, 2018, 25% of the shares on December 31, 2018 and on December 31 on each of the two ensuing years thereafter until vested in full (provided that the last vesting date shall occur on the date before the option expires).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2013 Equity Incentive Plan
99.1	Press Release issued August 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIT THERAPEUTICS, INC.

Date: August 17, 2018	By:	/s/ Steven Lisi
	Name:	Steven Lisi
	Title:	Chief Executive Officer